UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Brookdale Senior Living Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BROOKDALE SENIOR LIVING INC.

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2017

This supplement dated September 6, 2017 amends and supplements the Definitive Proxy Statement of Brookdale Senior Living Inc. ("we", "our" or the "Company") dated August 14, 2017 (the "Proxy Statement"), for the Company's 2017 Annual Meeting of Stockholders to be held on September 25, 2017 (the "Annual Meeting") with the following information. This supplement should be read in conjunction with the Proxy Statement. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls. The Proxy Statement is available to stockholders at http://www.brookdale.com/proxy.

Appointment of Proxy Solicitor

On September 6, 2017, we retained Saratoga Proxy Consulting LLC ("Saratoga") to assist in soliciting proxies on our behalf in connection with the Annual Meeting. We have agreed to pay Saratoga a fee of $15,000, plus costs and expenses, for these services. We will bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Saratoga, at (212) 257-1311. Stockholders who have already voted and do not wish to change their vote do not need to take any further action.